Exhibit 99.1
Filed by Uranium Energy Corp. pursuant to Rule 425 of the Securities Act of 1933, as amended Subject Company: Concentric Energy Corp.
NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE

Uranium Energy Corp Reports Fiscal Third Quarter Production Results and Provides Operations Update

Corpus Christi, TX, June 9, 2011 - Uranium Energy Corp (NYSE AMEX:UEC, the "Company") is pleased to report its financial and production results for the nine months ended April 30, 2011. Major highlights during the third quarter include the following:

  Results continue to indicate low-cost production profile: During the third quarter, which incorporates our first full quarter of Palangana Mine production, we produced 49,000 pounds of U3O8 in inventory, including work-in-progress, versus 21,000 pounds in the previous quarter. Since commencement of production in November 2010 to April 30, 2011, we produced a total 70,000 pounds of U3O8 at a cash operating expense of approximately $15 per pound;

  Production Ramp-up on schedule with Phase II wellfield added: Phase II wellfield production commenced in mid-April 2011 at Palangana's Production Area-1;

  NI 43-101 Technical Report filed for Salvo: NI 43-101 Technical Report was filed for Salvo providing for an Inferred Resource Estimate of 2,839,000 pounds of U3O8 at an average grade of 0.08%;

  Ongoing exploration and development at Palangana and Salvo; and

  Balance sheet remains strong: The Company remains debt-free with $33.2 million in the treasury.

Amir Adnani, President and Chief Executive Officer, stated, "This was an excellent quarter of operations growth for the Company. Before addressing the results further however, I am compelled to comment on Japan. Three months after an unparalleled earthquake and tsunami disrupted its eastern coast, Japan continues to recover from the devastating aftermath. To the thousands of Japanese that have been directly affected, especially to those many families who have suffered tragic losses, we extend our deepest sympathies and condolences. We would like to recognize the valiant efforts of the Japanese people, renowned for their remarkable perseverance and resilience, as they rebuild towards a full recovery, especially to those working around-the-clock in the hardest-hit areas."

Mr. Adnani further stated, "We continued to make significant progress at Palangana and Hobson during the third quarter, which includes the first full quarter of production results. Our latest results continue to validate that our regional Texas 'hub and spoke' strategy has the potential for exceptional margins."

Harry Anthony, Chief Operating Officer, added, "We are pleased with the pace of our transition from developer to producer at Palangana. With the recent addition of production from the Phase II wellfield, our ramp-up continues on schedule. We anticipate production to commence from the Phase III wellfield in September.

Palangana Mine - Production Ramp-Up on Schedule

Since commencement of production in November 2010 to April 30, 2011, we produced a total 70,000 pounds of U3O8 in inventory, including work-in-progress, at a cash operating expense of approximately $15 per pound. This represents an increase of 49,000 pounds during the third quarter which incorporates our first full quarter of Palangana Mine production. The Company continues to stockpile uranium inventory for future sales in the spot market and anticipates generating its first uranium sale in 2011.

Well-pattern performance is expected to continue improving during the fourth quarter with production for the month of May at an estimated 27,000 pounds.

The initial three-phase startup of Production Area-1 at the Palangana Mine remains on schedule. In mid-April 2011, the Phase II wellfield commenced production, adding a second wellfield to the Phase I wellfield (15 production and 30 injection wells) already in production. One-half of Phase II's 45 production and 30 injection wells are operating today, with the rest coming on-line steadily.

Development of the Phase III wellfield (20 production and 20 injection wells) is ongoing with three rigs actively drilling, and production from Phase III is expected to commence by September this year. The average depth of the wells throughout PAA-1 is 450 feet.

Palangana - Ongoing Exploration and Development

The Company's exploration group continues to direct and investigate resource expansion efforts at Palangana. A drilling program commenced during the third quarter consisting of approximately 50 holes at the proposed Production Area 3 wellfield. The Company's permitting and development teams continue to bring Production Area 2 closer to production.

Goliad Development Update

The Texas Commission on Environmental Quality has continued to make progress with the one remaining license needed to initiate construction at Goliad, the Radioactive Materials License or RML. The Company anticipates this license approval during the current Fourth Quarter ending July 31, 2011.

Salvo Exploration and NI 43-101 Technical Report

A Phase I exploration drill program was initiated in November 2010 and was completed in April 2011 with a total 105 holes drilled. A National Instrument 43-101 compliant Technical Report dated March 31, 2011 for Salvo was completed by Thomas A. Carothers, P.G., a consulting geologist, and filed by the Company on the Canadian Securities Administrators' public disclosure website at www.sedar.com. This Technical Report provides for an Inferred Resource Estimate of 2,839,000 pounds of U3O8 at an average grade of 0.08%.

Phase II drilling is ongoing and expected to continue through the summer of 2011 to further expand the resource by drilling prospective new zones and to bring much of the current Inferred Resource Estimate into the Measured and Indicated categories. Metallurgical and other tests will also be performed to reaffirm ISR amenability at Salvo.

Financial Review

The following is a financial review of the Company for the three months and nine months ended April 30, 2011, and should be read in conjunction with the consolidated financial statements and management's discussion and analysis as contained in the Company's Form 10-Q filing available at the Company's website at www.uraniumenergy.com or on EDGAR at www.sec.gov.

Results of Operations

The Company recorded a net loss of $6.2 million or $0.09 per share for the three months ended April 30, 2011 compared to a net income of $3.2 million or $0.05 per share for the same quarter last year, and recorded a net loss of $21.8 million or $0.32 per share for the nine months ended April 30, 2011 compared to $7.3 million or $0.12 per share for the same period last year. Although the Company produced uranium during the quarter, it has not yet generated any uranium sales.

Liquidity

Net cash used in operating activities for the nine months ended April 30, 2011 was $19.2 million compared to $0.5 million for the same period last year. Net cash provided from financing activities for the nine months ended April 30, 2011 was $34.2 million compared to $1.1 million for the same period last year. Net cash used in investing activities for the nine months ended April 30, 2011 was $2.9 million compared to net cash provided of $9.5 million for the same period last year. As of April 30, 2011, the Company had cash and cash equivalents of $33.2 million and working capital of $33.2 million.

Uranium Market Update

During the Company's third quarter ending April 30, 2011, the spot price of uranium decreased from $73.00/lb. to $55.50/lb. according to the Ux Consulting Company. In the early days following the earthquake and tsunami in Japan, and as news of reactor damage at the Fukushima nuclear power plant began emerging, the spot uranium price declined very rapidly from $68.00/lb. to $50/lb. The primary sellers appeared to be financial institutions and traders and the primary buyers were utilities and producers during this very tumultuous time.

Since then, the spot price has stabilized between $55 and $60/lb., and the longer term contract uranium price has declined from $73.00/lb. to $68.00/lb., post-Fukushima, according to the Ux Consulting Company. Towards the end of May, the spot uranium market was buoyed by news that a buyer emerged for the nearly 13 million pounds of U3O8-equivalent that the US Department of Energy (DOE) had planned to auction over the next three and a half years on a quarterly basis. The funds from these sales are to be used for environmental cleanup work in Ohio. The Company believes this is constructive for uranium market fundamentals because the buyer of this DOE material is anticipated to sell it in a more disciplined fashion than the auction approach that DOE was planning.

Looking forward, despite concerns generated by the Japanese developments, the underlying fundamentals still point in favor of insufficient supply relative to current and growing demand on a longer-term basis. The worldwide nuclear build-out continues and the number of reactors currently under construction totals 62 in 15 different countries. The largest percentage of nuclear expansion is planned in China where 27 new-generation reactors are currently under construction. China, India, Russia and South Korea continue to lead the global nuclear build-out and these governments have reaffirmed their commitment to nuclear energy post-Fukushima.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which is in the final stages of mine permitting for production. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to in this news release are economically or legally mineable.

Under NI 43-101 an issuer may disclose an estimate of the quantity and grade of a historical mineral resource made before the instrument came into force if the estimate is an estimate of mineral resources prepared by or on behalf of a person or company other than the issuer and the disclosure identifies the source and date of the historical estimate, confirms that the historical estimate is relevant, comments on its reliability, and explains any differences between the categories used in the historical resource and those permitted by NI 43-101. Any such resources are historical in nature and were compiled before the implementation of NI 43-101 reporting standards, and the Company may not have independently verified any such resource so is not treating them as current resources. Any such historical resources were prepared to industry standards in place at the time and are considered relevant today. Any such estimate, although prepared by experienced personnel and considered relevant should not be relied on.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Important Additional Information Will Be Filed With the SEC

In connection with the previously announced proposed merger (the "Merger") between the Company and Concentric Energy Corp. ("Concentric"), the Company intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a registration statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the securities of the Company to be issued in exchange for securities of Concentric. The Registration Statement will incorporate a proxy statement (the "Proxy Statement") that Concentric plans to mail to its stockholders in connection with obtaining stockholder approval of the Merger. The Registration Statement and the Proxy Statement will contain important information about the Company, Concentric, the Merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement when they become available, and other documents filed with the SEC by the Company, through the web site maintained by the SEC at www.sec.gov. Documents filed by the Company with the SEC may be obtained free of charge by contacting the Company at: Uranium Energy Corp.; attention: Mr. Mark Katsumata, CFO; 500 North Shoreline, Suite 800N, Corpus Christi, Texas, 78401; Tel: (866) 748-1030.

Concentric, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Concentric's stockholders in connection with the Merger. Information regarding any special interests of these directors and executive officers in the Merger will be included in the Proxy Statement.